UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2023

SIGA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street
New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2023, Phillip Gomez provided notice to SIGA Technologies, Inc. (the “Company”) of his intent to retire as Chief Executive Officer of the Company in 2023 and to resign from the Board of Directors (the “Board”) when he ceases to serve as Chief Executive Officer. The Board has initiated a search for Dr. Gomez’s successor, and Dr. Gomez is expected to remain in his current role as Chief Executive Officer of the Company until his successor commences services as Chief Executive Officer of the Company. Dr. Gomez’s departure is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices.

A copy of the press release related to this announcement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On January 13, 2023, the Company entered into a transition agreement (the “Transition Agreement”) with Dr. Gomez. The Transition Agreement provides that Dr. Gomez will continue to serve as Chief Executive Officer of the Company until a new Chief Executive Officer commences services with the Company in such role.  Upon such appointment of a new Chief Executive Officer, Dr. Gomez will continue to be employed with the Company as a senior advisor to the new Chief Executive Officer for up to 30 days (the end of such period, the “Transition Date”).  Prior to the Transition Date, Dr. Gomez will continue to receive compensation and benefits as provided under the terms of his employment agreement with the Company, dated October 13, 2016 (the “Employment Agreement”), including his annual bonus for 2022 to be paid in March 2023, and a pro-rated annual bonus for 2023 based on actual performance to be paid in March 2024. Following the Transition Date, Dr. Gomez will be available to provide consulting services to the Company for 12 months following the Transition Date, and he will receive monthly retainer fees equal to 50% of his monthly base rate as in effect immediately prior to the Transition Date. The Transition Agreement also provides that Dr. Gomez will continue to be subject to the non-competition and non-solicitation covenants set forth in his Employment Agreement until the later of the (i) first anniversary of the date that Dr. Gomez ceases employment with the Company or (ii) termination of the consulting period.

The foregoing description is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included in this report:

Exhibit No.	Description
10.1	Transition Agreement, dated January 13, 2023, between SIGA Technologies, Inc. and Phillip Louis Gomez, III.
99.1	Press Release, dated January 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: January 17, 2023